BILLING CONCEPTS SYSTEMS, INC.
                            MASTER LICENSE AGREEMENT
















Customer                               Effective Date:


KMC TELECOM HOLDINGS, INC.             _____________________________________


                                       Agreement Number:


                                       _____________________________________

                         BILLING CONCEPTS SYSTEMS, INC.
                            MASTER LICENSE AGREEMENT

      This Master License Agreement (this "License") is made and entered into this 31st day of December, 1998 (the "Effective Date"), by and between Billing Concepts Systems, Inc., a Delaware corporation ("BCS"), and KMC Telecom Holdings, Inc., a Delaware corporation ("Customer").

      WHEREAS, Customer desires to license from BCS the proprietary software system known as the Modular Business Application System (the "MBA System"); and

      WHEREAS, BCS has agreed to license the MBA System to Customer, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual promises contained herein, BCS and Customer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 CURRENT RELEASE shall mean, at any time, the MBA System as described in the MBA System Specifications in effect on the date of the most recent major, formal software release (e.g., Version 3.0). Current Release does not include modifications made by BCS pursuant to an agreement between BCS and Customer, modifications made by Customer to the MBA System, or Optional Applications Software as defined herein.

     1.2 MBA BASE SYSTEM shall mean Version 3.0 of the MBA System and related documentation as described in Exhibit A of this License.

     1.3 MBA SYSTEM shall mean the MBA Base System, together with any and all future System Releases, PTFs and modifications that may be acquired in the future by Customer through a product support agreement or other agreement between BCS and Customer.

     1.4 MBA SYSTEM SPECIFICATIONS shall mean the documentation of the MBA System on file at BCS' offices in San Antonio, Texas, and which is delivered to Customer in Exhibit A. The MBA System Specifications also include the minimum hardware and software configuration recommended by BCS for the operation of the MBA System.

     1.5 PROGRAM TEMPORARY FIX (PTF) shall mean the program and/or documentation changes and associated installation instructions which at Customer's request are made available to Customer at no charge in advance of the next System Release to correct a specific problem reported by Customer during the term of this License.

     1.6 SYSTEM RELEASE shall mean a collection of program and documentation changes (revisions, deletions and/or additions) and associated installation instruction which are periodically made available to Customer at a price determined by BCS for the purpose of updating a Current Release to produce a new Current Release.


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     1.7 CUSTOMER as used herein shall mean both KMC Telecom Holdings,  Inc. and any of its  Affiliates.  An  Affiliate  of  Customer  shall mean any entity that
directly  or  indirectly  through  one  or  more  intermediaries   controls,  is
controlled by, or is under common control with Customer. For purposes of this Section, "control" means the ownership of over 50% of the voting capital securities of an entity.


                                   ARTICLE II
                               MBA SYSTEM LICENSE

     2.1 TERM. The license granted herein shall be for a perpetual term commencing as of the Effective Date, and continuing until terminated as provided herein.

     2.2 GRANT OF LICENSE. Subject to all of the terms and conditions of this License, BCS hereby grants to Customer, and Customer hereby accepts, a nonexclusive, non-transferable and perpetual license to use the software listed in Exhibit A of this License (the "Licensed Software"). This License authorizes the use of the Licensed Software solely for the purpose of processing its internal business data and/or external data as required to perform normal operations for Customer's business. Customer may not use the Licensed Software for any purpose other than those expressly authorized hereunder. Customer shall not: (i) use the Licensed Software to act as a service bureau or provide data processing services to any third persons; (ii) make copies of the Licensed Software for distribution to third parties; (iii) reverse-engineer or decompile the Licensed Software for the purpose of designing, or developing for distribution, license or sale to third parties a software system competitive with the Licensed Software; and/or (iv) sublicense or resell the Licensed Software or any license rights granted hereunder.


     No transfer of title to the Licensed Software is effected by this License, and BCS shall retain sole and exclusive title to the Licensed Software and all modifications thereto and all intellectual property rights associated therewith.

     This License is limited to use of the Licensed Software by Customer for processing of Customer's own internal data (and/or external data as required to perform normal operations for Customer's business) and files at a data processing facility owned and controlled by Customer or BCS. Customer may make copies of the Licensed Software only for Customer's internal use in training, testing, development, backup and disaster recovery purposes.

     2.3 SUBLICENSING AND ASSIGNMENT. This License may not be sublicensed by Customer to any other person, firm or organization without the prior written consent of BCS. This License shall be binding on the parties hereto and their respective successors and assigns. Neither party may assign or transfer its rights or obligations under this License without the prior written consent of the other party, except that a party may assign this License without the prior written consent of the other party if such assignment is made to a person or entity acquiring substantially all of the assets of such assigning party. Notwithstanding the foregoing, however, Customer shall have the right, without the consent of BCS, to collaterally assign this License to any lender providing financing to Customer; provided, however, that any such assignment shall expressly provide that: (i) Customer shall remain jointly and severally liable


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

with the assignee for all obligations arising under this License unless expressly released therefrom by BCS; (ii) the assignee shall have no right to further assign this License to any person or entity without the prior written consent of BCS, which shall not be unreasonably withheld; and (iii) any breach by the assignee or Customer of any of the terms of this License shall constitute a breach entitling BCS to terminate this License as to both Customer and the assignee (subject to the conditions set forth in Article III hereof. Any collateral assignment by Customer to a lender which does not comply with the conditions of the preceding sentence shall be null and void. Within a reasonable time after receiving a written request from Customer, BCS will issue a consent to a collateral assignment of this License to a lender of Customer without any further consideration so long as such collateral assignment complies with the conditions provided herein.

     2.4 LICENSE. Upon the Effective Date, Customer shall pay to BCS the initial license fee referenced on Exhibit B for the Licensed Software. The initial license fee shall entitle Customer to use the licensed software components up to the capacities referenced in Exhibit B. If any of the licensed software components are used by Customer in excess of the capacities referenced in Exhibit B, then Customer shall pay to BCS additional license fees as set forth in Exhibit B.

     2.5 MODIFICATION OF THE LICENSED SOFTWARE. BCS shall have the sole and exclusive right to design and develop any derivative works from or modifications to the Licensed Software. Any and all modifications and/or derivative works made from the Licensed Software, including any and all intellectual property rights associated therewith, shall be the sole and exclusive property of BCS regardless of whether those modifications or derivative works are prepared at the request of Customer.

     2.6 USE OF PROPRIETARY MATERIALS BY CUSTOMER. Following execution of this License by BCS and Customer, BCS shall deliver to Customer certain confidential and proprietary documentation of BCS concerning the Licensed Software (collectively, the "Confidential Materials"). Customer shall be permitted to use the Confidential Materials in order to operate the Licensed Software, or for any other purpose for which Customer has been licensed to use the Licensed Software. Customer shall not be permitted to use the Confidential Materials for any purpose for which Customer is not licensed to use the Licensed Software. Customer represents and warrants to BCS that it will establish and maintain reasonable procedures to protect the Confidential Materials from unauthorized disclosure or use. Customer shall not disclose the Confidential Materials to any third persons without the advance written consent of BCS.

     2.7 BCS INSPECTION OF LICENSED SOFTWARE. In order to assure compliance with the provisions of this License, BCS and its representatives, employees and agents will have the right to inspect, at BCS' expense, the use of the Licensed Software at Customer's site (and at any backup or disaster recovery sites) from time to time during normal business hours. Customer will assist BCS in making such inspections in such manner as BCS may reasonably request. Such inspections shall be conducted with at least twenty four (24) hours prior notice and shall not unduly disrupt the conduct of Customer's business.

     2.8 INFRINGEMENT. BCS represents and warrants that BCS is the sole owner of the MBA System. BCS also represents and warrants that BCS has the right to


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

license the MBA System and that this License does not and will not infringe upon any United States copyrights, United States patent or other proprietary interest of any person, firm or organization.

          2.8.1 NOTICE OF CLAIM. If any action, claim or suit is threatened, brought or made against Customer based upon infringement of a United States copyright, United States patent, or other proprietary right under the laws of the United States, in connection with the use of the MBA System by Customer, Customer will promptly notify BCS in writing of such action, claim or suit of which it has actual knowledge and the failure to so notify shall relieve BCS of its obligations hereunder.

          2.8.2 DEFENSE. BCS shall at BCS' expense take charge of the defense of any infringement action through attorneys of BCS' selection. If any infringement action is instituted against BCS and Customer jointly, BCS will at BCS' expense defend such action on behalf of both parties. Customer will cooperate at its own expense in such defense as reasonably requested by BCS. Customer will have the right to participate in the defense of such action, at Customer's expense, and/or take its own position in any litigation. If BCS appeals an adverse decision it will obtain judicial relief for Customer or post a bond protecting Customer from liability for judgment on the adverse decision pending the final determination of the appeal. BCS will pay in full any settlement negotiated by BCS relating to a claim under this Section 2.8, which settlement shall provide a full release of Customer from all claims. BCS will indemnify and hold harmless Customer of and from all costs and expenses of litigation hereunder, as well as the amount of any adverse judgment rendered against Customer as a result of a finding of infringement in favor of any third party as a result of Customer's use of the Licensed Software.

          2.8.3 REMEDIAL ACTION. If BCS anticipates an action, claim or suit for such infringement, or if such an action, claim or suit has been made and the MBA System, or any part of thereof, has been held to constitute an infringement and the use of the MBA System or any part of it is enjoined, BCS will, at its expense, either: (i) obtain for the Customer the right to continue to use the MBA System, or (ii) replace the MBA System, or part of the MBA System, with a noninfringing functionally equivalent substitute reasonably acceptable to Customer, or (iii) modify the MBA System so as to be non-infringing, functionally equivalent and reasonably acceptable to Customer.

      A replacement or partial replacement of, or a modification to, the MBA System shall be acceptable to Customer if Customer remains able to process its business in substantially the same manner as before such replacement, partial replacement or modification, and the effect of such replacement, partial replacement or modification is not to require the expenditure of substantial additional effort by Customer in the day to day conduct of Customer's business.

      If, however, BCS is unable, despite diligent efforts, to effect any of these options, Customer may then terminate the License granted herein by notifying BCS in writing thereof. In the event of such termination, Customer shall:

          i.   return the MBA System and all Confidential Materials to BCS; and

          ii. be relieved of any further obligation to pay license fees to BCS hereunder.

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

      In any event,  BCS agrees to provide  Customer with reasonable  transition
assistance   should  the  License  be   terminated   for  patent  or   copyright
infringement.

          2.8.4 LIMITATION OF LIABILITY FOR INFRINGEMENT. BCS will have no liability for any claim of infringement of copyright, patent or proprietary interest to the extent such claim is based on either (i) use of any version other than the unmodified version of the MBA System, except as modified by enhancements and pre-release enhancements provided by BCS which become part of the MBA Base System at a later date if infringement could have been avoided by use of such unmodified version; or (ii) use or combination of the MBA System with other than BCS provided or approved programs, if infringement could have been avoided by not using the MBA System in combination with other than such programs.

     2.9 CUSTOMER'S OBLIGATIONS UPON TERMINATION. Upon termination of this License for any reason whatsoever, Customer agrees to return to BCS the Licensed Software and all Confidential Materials, including all copies of object code, documentation, programs and other materials delivered by BCS under this License, and to certify to BCS in writing within thirty (30) days after termination that Customer has not retained any copies of those items. Following any such termination, Customer agrees to cease and permanently refrain from any and all use whatsoever of the Licensed Software, and all Confidential Materials and any other information supplied by BCS pursuant to this License.

     2.10 SPECIAL WARRANTY AND LIMITATION OF LIABILITY.

          2.10.1 SPECIAL WARRANTY. BCS warrants that for 90 days following installation of the MBA Base System: (i) the MBA Base System will conform in all material respects to the MBA System Specifications; and (ii) the media in which the Licensed Software is contained shall be free of material defects in materials and workmanship. During the 90 day warranty period, Customer may request the services of BCS to analyze any apparent failure of the MBA Base System to conform to the MBA System Specifications. Any failure to conform must be reported to BCS on a System Problem Report in the format specified by BCS.

On or before July 31, 1999: (a) BCS shall install upgrades to the MBA System licensed by Customer (including any enhancements) which will render the MBA System Year 2000 Compliant, as defined below; and (b) BCS will provide Customer, at BCS' expense, an independent certification certifying to such compliance. Year 2000 Compliant means that:

(1) date data from at least 1900 through 2100 will process without error or interruption in the MBA System, including leap year calculations; and

(2) there will be no loss of any functionality of the MBA System with respect to the introduction, processing or output of records containing dates falling on or after January 1, 2000.

Year 2000 Compliance does not include any processing failure resulting from or related to any operating system software, hardware, microcode, firmware, system interface not developed by BCS, or failure of any hardware, software, firmware or other program used in combination with the MBA System to properly exchange date data with it.

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

The Year 2000 Compliance Systems(s) shall be provided to Licensee as part of BCS's regular maintenance and support services, subject to Licensee's timely payment of maintenance and support fees, except as otherwise provided in Section
5.4 of the Product Support Agreement.

      Customer's sole and exclusive remedy for any breach of these warranties shall be to require BCS to cause the MBA Base System to conform to the applicable System Specifications; provided, however, that in the event that BCS cannot remedy such breach and such failure to so remedy such breach materially impacts Customer's ability to use the Licensed Software, then BCS shall refund to Customer all license fees paid for the Licensed Software on a pro-rata basis based on a straight line basis over a sixty (60) month period.

BCS' LIABILITY FOR BREACH OF THE WARRANTIES PROVIDED IN THIS SECTION IS LIMITED TO THE REMEDIES SET FORTH HEREIN. THE WARRANTIES PROVIDED HEREIN ARE IN LIEU OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BCS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION HEREIN.

          2.10.2 LIMITATION OF LIABILITY. BCS' LIABILITY TO CUSTOMER UNDER THIS LICENSE, SHALL NOT EXCEED, AND SHALL BE LIMITED TO, ALL PAYMENTS MADE BY
CUSTOMER UNDER THIS LICENSE. BCS WILL NOT BE LIABLE FOR ANY OTHER DAMAGES HEREUNDER, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL DAMAGES, LOSS OF PROFITS AND OTHER CONSEQUENTIAL DAMAGES AND ANY CLAIMS OR DEMANDS AGAINST CUSTOMER BY ANY OTHER PARTY, EVEN IF BCS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.


                                  ARTICLE III
                                  TERMINATION

     3.1 TERMINATION FOR CAUSE. In the event that Customer breaches the terms of this License by making any unauthorized use of the Licensed Software or engaging in any other conduct which could impair BCS' copyrights and intellectual property rights in the Licensed Software, then following five (5) days' notice of such breach by BCS and failure of Customer to cure such breach within such five (5) day period, BCS shall have the right to terminate this License without notice immediately and require Customer to return to BCS the Licensed Software, all Confidential Materials, and all object code and documentation. In the event of any other kind of material breach of this License by either party hereto (except for nonpayment by Customer which is controlled by Section 3.2 of this License), and the breaching party fails to cure such breach within sixty (60) days after its receipt of a written notice specifying the details of the breach or, with respect to any material breach which cannot reasonably be cured within sixty days, should the breaching party fail to proceed within sixty days to commence curing the breach and thereafter to proceed with all due diligence to cure the breach, the party not in breach of this License may terminate this License by giving prompt written notice of termination.


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     3.2 TERMINATION FOR NONPAYMENT. In the event that Customer fails to pay all amounts due BCS in accordance with the terms of this License, then following ten
(10) days' notice of such breach by BCS and failure to remedy such breach within such ten (10) day period, BCS may terminate this License upon written notice to Customer.

     3.3 TERMINATION DUE TO INSOLVENCY. In the event either party to this License becomes or is declared insolvent, becomes subject to a voluntary or involuntary bankruptcy or similar proceeding, or makes an assignment for the benefit of all or substantially all of its creditors, then in such event the other party to this License may terminate this License by giving written notice thereof to such party which notice shall specify the date of termination.

     3.4 BANKRUPTCY OF BCS. In the event that BCS becomes subject to bankruptcy proceedings, this License shall continue in full force and effect, and Customer shall continue to enjoy all License rights granted herein subject to Customer's continued compliance with all of the terms and conditions of this License. BCS acknowledges that if BCS as a debtor-in-possession (or a trustee in bankruptcy in a case under the United States bankruptcy code) rejects this License or any agreement supplementary hereto, Customer may elect to retain its rights under this License or any agreement supplementary hereto as provided in Section 365(n) of the bankruptcy code.

Upon written request of the Customer to BCS or the bankruptcy trustee, BCS or such bankruptcy trustee shall not interfere with the rights of Customer as provided in this License or any agreement supplementary hereto to obtain the Confidential Materials from BCS or the bankruptcy trustee and shall, if requested, cause a copy of the Confidential Materials to be made available to Customer at no additional charge.

                                   ARTICLE IV
                    OWNERSHIP OF PROGRAMS, CONFIDENTIALITY
                                AND AUDIT RIGHTS

     4.1 ACKNOWLEDGMENT OF INTELLECTUAL PROPERTY RIGHTS AND TRADE SECRETS. Customer acknowledges that the Licensed Software (including, without limitation, the database, data model and any modifications to the MBA System and any work product of BCS which is related to the MBA System) is a commercially valuable proprietary product of BCS, the design and development of which has involved the expenditure of substantial amounts of money and the use of skilled development experts over a long period of time and which affords BCS a commercial advantage over its competitors, and that loss of this competitive advantage due to unauthorized disclosure or use of such proprietary information would cause great injury and harm to BCS. Customer acknowledges that the Licensed Software
(specifically including, but not limited to, the documentation thereof) constitute intellectual property and TRADE SECRETS, disclosed to Customer on the basis of the confidential relationship between Customer and BCS under this License, to be used only as may be expressly permitted by the terms and conditions of this License, and that the restrictions imposed upon Customer by this Section 4.1 are necessary to protect the secrecy of such proprietary information and prevent the occurrence of such injury and harm to BCS.


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

Customer covenants that it will not, without the prior written consent of BCS, disclose, divulge, publish to others or employ to its own advantage, other than as herein provided, the Licensed Software or any proprietary information of BCS relating thereto and that it will reveal the same only to those of its employees, employees of Customer's affiliates, attorneys or auditors who require it for the purpose of Customer's use of the Licensed Software hereunder and only if such employees, attorneys or auditors are subject to use and disclosure restrictions as complete as those assumed by Customer hereunder.

The obligations of Customer in this Section 4.1 shall survive any termination of this License.

     4.2 CONFIDENTIALITY. BCS and Customer agree that all proprietary information in whatever form delivered by one party to the other shall be deemed of proprietary and trade secret status and shall be held in strict confidence and shall be used only for purposes of this License. Each party agrees to exercise at least the same standard of care to protect the other party's proprietary information as is used to protect its own such proprietary information from unauthorized disclosures (but no less than a reasonable standard of care). No such information shall be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except as may be necessary to enforce this License or by reason of legal, accounting or regulatory requirements beyond the reasonable control of the recipient party. Notwithstanding the foregoing, proprietary information shall not include such information that: (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving party; (b) is or becomes available to the receiving party on a non-confidential basis from a source (other than the disclosing party or one if its agents, representatives or employees) that is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) was known to the receiving party on a non-confidential basis prior to its disclosure to the receiving party by the disclosing party. The provisions of this Section shall survive termination of this License for any reason.


                                   ARTICLE V
                                  MISCELLANEOUS

     5.1 TAXES. Customer shall be solely responsible for all state, local or federal taxes, however designated, levied or based on any fees payable hereunder (excluding those taxes based on net income derived from BCS), including but not limited to state and local privilege and excise taxes based on gross revenue, and any sales taxes or amounts in lieu thereof, paid or payable by BCS in respect of the foregoing. Customer shall pay any such taxes to BCS no later than thirty (30) days after Customer's receipt of invoice from BCS. Customer hereby indemnifies and holds BCS harmless from and against any losses caused by Customer's failure to pay any such taxes, including any penalties or interest thereon incurred with respect to such taxes. BCS will inform Customer of any audit by any governmental authority regarding such taxes, will allow Customer to control any challenge to, settlement of or payment of any amounts deemed payable by such government authority as a result of such audit or inquiry, and will cooperate with all reasonable requests by Customer for BCS to assist in challenging, settling and paying such amounts. Customer's obligations pursuant to this Section 5.1 shall survive any termination or expiration of this License.


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

     5.2 EXCUSED PERFORMANCE. Except for Customer's obligation to pay BCS hereunder, Customer and BCS shall be excused from performance, and shall have no liability, for any period and to the extent that either of them is prevented, hindered or delayed from performing any services or other obligations under this License, in whole or in part, as a result of acts, omissions or events beyond the reasonable control of such party, including by way of illustration and not limitation, acts or omissions of Customer; failure or malfunction of computer or telecommunications hardware, equipment or software, beyond the reasonable control of such party (other than the telecommunications hardware, equipment or software that is the subject of this License); breach or other nonperformance by BCS' or Customer's vendors and suppliers; strikes or labor disputes; riots; war; fire; acts of God or governmental regulations (excluding any problems due to the Licensed Software's failure to be Year 2000 Compliant as required under the License).

     5.3 EMPLOYEES. Customer and BCS acknowledge that their success in their respective industries is largely dependent on the performance of their personnel and that, therefore, Customer and BCS expend substantial resources in connection with employment and training. Accordingly, neither Customer nor BCS shall hire or retain, either as an employee or independent contractor, any person who was a Restricted Employee of the other party at any time during the twelve (12) months preceding such hiring or retention, without obtaining the advance written consent of such other party. A Restricted Employee of Customer or BCS is any employee or third party independent contractor of Customer or BCS, except a member of the clerical staff. This undertaking by Customer and BCS shall be deemed an essential element of this License and shall survive its termination.

     5.4 NO WAIVER. No failure of either party to exercise any power or right given either party hereunder or to insist upon strict compliance by either party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

     5.5 RIGHTS CUMULATIVE. All rights, powers, and privileges conferred hereunder upon the parties shall be cumulative and shall not restrict those given by law.

     5.6 SINGULAR INCLUDES PLURAL. The singular of any word in this License includes the plural.

     5.7 NOTICES. Whenever under this License one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered in hand or three (3) business days after the date mailed by United States mail, certified mail, return receipt requested, postage prepaid, or one business day after deposit with Federal Express where the notice has been designated for next day priority delivery, and addressed as follows:

In the case of BCS:

            Billing Concepts Systems, Inc.
            7411 John Smith Drive
            San Antonio, Texas 78229
            Attention:  Mike Hancock
            cc:  General Counsel
            Facsimile: (210) 949-4375

In the case of Customer:

            KMC Telecom Holdings, Inc.
            1545 Route 206, Suite 300
            Bedminster, New Jersey 07921
            Attention:  Paul DiMarco
            Facsimile:  (908) 719-8775

Either party may change its address for notification purposes by giving the other three (3) days prior written notice of the new address and the date upon which it will become effective.

     5.8 DISPUTE RESOLUTION. This Section 5.8 governs any dispute, disagreement, claim or controversy between Customer and BCS arising from or related to this License (a "Disputed Matter"). All Disputed Matters shall be submitted to the following dispute resolution process:

     (a) INTERNAL ESCALATION. First, the Disputed Matter shall be referred jointly to senior executives of each of the parties. If such executives do not agree upon a resolution within ten (10) business days after referral of the matter to them, the complaining party shall proceed to the next stage of this dispute resolution procedure.

     (b) MEDIATION. The complaining party shall, upon written notice and within ten (10) business days after the conclusion of the internal escalation procedure, elect to have the Disputed Matter referred to non-binding mediation before a single impartial mediator to be jointly agreed upon by the parties. The mediation hearing shall be attended by executives of both parties possessing authority to resolve the Dispute Matter, and shall be conducted no more than thirty (30) business days after a party serves a written notice of an intention to mediate. Customer and BCS shall share equally all costs of such mediation. If the Disputed Matter cannot be resolved at mediation, the complaining party shall proceed to the next stage of this dispute resolution procedure.

     (c) ARBITRATION. In the event that a Disputed Matter has not been resolved through mediation, the complaining party shall submit the Disputed Matter to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration panel shall have the authority to render any award or remedy allowed by law. The arbitration panel shall consist of three neutral arbitrators selected from the AAA's Panel of Arbitrators, and the arbitration hearing shall be conducted in Dallas, Texas. Within ten (15) days after receipt of notice by a party of submission to arbitration, each party shall designate in writing one (1) neutral arbitrator from the AAA's Panel of Arbitrators, and the two (2) arbitrators named by the parties shall select the third arbitrator from the AAA's Panel of Arbitrators. If the two arbitrators selected cannot agree upon a third arbitrator, the third arbitrator will be selected by the AAA in accordance with the AAA Rules. Each party shall be entitled to conduct not more than three (3) depositions, not to exceed 8 hours each, within thirty (30) days after the third arbitrator has been selected. The parties shall diligently attempt to schedule the arbitration hearing for a time within one hundred and twenty (120) days after the demand for arbitration hereunder has been issued. Following the hearing, the arbitrators shall issue a written decision specifying the basis of their decision, and the award made, if any. The cost of the arbitration proceeding shall be shared equally by the parties, but the prevailing party in any arbitration proceeding shall be entitled to recover its reasonable and necessary attorneys' fees and expenses incurred in connection with the arbitration. Provided that Customer continues to timely pay BCS for services rendered under this License, BCS shall continue to provide such services during the pendency of any Disputed Matter before arbitration. The arbitrators shall have no authority to award punitive or exemplary damages or to award damages in excess or in contravention of this License.

     (d) INJUNCTIVE RELIEF PENDING ARBITRATION. NOTWITHSTANDING THE FOREGOING, HOWEVER, IT IS AGREED THAT ANY BREACH OF THIS LICENSE BY CUSTOMER MAKING ANY UNAUTHORIZED USE OF THE LICENSED SOFTWARE OR ENGAGING IN ANY OTHER CONDUCT WHICH COULD IMPAIR BCS' COPYRIGHTS OR INTELLECTUAL PROPERTY RIGHTS IN THE LICENSED SOFTWARE WILL CAUSE IMMEDIATE AND IRREPARABLE HARM TO BCS. IN THE EVENT OF ANY SUCH BREACH BY CUSTOMER, BCS SHALL BE ENTITLED TO PURSUE IMMEDIATE AND INTERIM INJUNCTIVE RELIEF FROM ANY COURT OF COMPETENT JURISDICTION TO RESTRAIN SUCH UNAUTHORIZED USE OR CONDUCT, AND OBTAIN OTHER INJUNCTIVE RELIEF AS MAY BE NECESSARY TO PROTECT BCS' COPYRIGHTS AND INTELLECTUAL PROPERTY RIGHTS.

     5.9 RELATIONSHIP OF PARTIES. In licensing the Licensed Software to Customer, BCS is acting only as an independent software licensor. Except as expressly set forth in this License, BCS does not undertake by this License or otherwise to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations. This License shall not be deemed to create a partnership, joint venture or fiduciary relationship between the parties.

     5.10 CONSEQUENTIAL DAMAGES OF BCS. Customer shall not be liable to BCS for any loss of profits, any incidental, special, exemplary, or consequential damages of any kind in connection with this License.

     5.11 SEVERABILITY. In the event any provision of this License is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions of this License shall not be affected and, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this License one or more provisions as similar in terms as may be valid and enforceable under applicable law.

     5.12 ENTIRE AGREEMENT. This License and all Exhibits and attachments hereto, together with the Hardware and Software Procurement Agreement, Product Support Agreement, Outsourcing Agreement and the Consulting Services Agreement, all dated as of the date hereof, between BCS and Customer (collectively the "Other Agreements"), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings or agreements, whether oral or written, relating to the subject matter hereof. All prior or contemporaneous representations, understandings or agreements, whether oral or written, that are not expressly set forth within the four corners of this License or the Other Agreements are hereby deemed waived, superseded and abandoned.

     5.13 AMENDMENTS. No amendment or modification of this License will be binding on either of the parties to this License unless such Amendment is contained in a written document which expresses an intention to amend this License and is executed by both the parties.

     5.14 COUNTERPARTS. This License may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.

     5.15 HEADINGS.  The article and section  headings  included in this License
are  for  reference  and   convenience   only  and  shall  not  enter  into  the
interpretation of this License.

     5.16 GOVERNING LAW AND VENUE. This License shall be governed and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules of Texas. All suits concerning any and all matters related to or arising under or by virtue of this License shall be commenced exclusively in either the State Courts located in Dallas, Texas or the federal courts located in Dallas, Texas, and venue of any such action shall rest exclusively in Dallas, Texas.

     5.17 CURRENCY. All monetary amounts stated in this License are stated in United States Dollars, and all amounts due hereunder shall be paid by Customer in United States Dollars.

     5.18 TERMS CONFIDENTIAL. The terms and conditions of this License are confidential and shall be treated as such by Customer and BCS. Neither Customer nor BCS will disclose the terms of this License to third parties, including the amount of fees to be paid hereunder, except as may be required for the filing of reports and forms with governmental agencies under applicable statutes and regulations. Notwithstanding the foregoing, however, BCS may disclose that it has entered into this License in a press release (previously approved by Customer, such approval not to be unreasonably withheld) and in sales presentations to third parties, and BCS may generally describe the services provided to Customer without disclosing the pricing terms contained herein.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this License on the dates indicated below.

BILLING CONCEPTS SYSTEMS, INC.            KMC TELECOM HOLDINGS, INC


By:    /S/  MICHAEL A. HARRELSON          By:    /S/  MICHAEL STERNBERG

      (Signature-Authorized Officer)         (Signature-Authorized Officer)


Name:   Michael A. Harrelson              Name:  Michael Sternberg
Title:  President/COO                     Title:  President
Date:   12/31/98                          Date:  December 31, 1998

                                    EXHIBIT A

                                   MBA SYSTEM
                                LICENSE SCHEDULE

Customer is licensing the BCS system known as the MBA Base System, Release No. 3.0, which includes the following Standard Modules: Customer Acquisition, Customer Care, Product and Rate Definition, Invoice Preparation, Accounts Receivable and Payments Processing.

Customer is also licensing the following MBA Base Options:

Travel Card Processing
Switch Interface

Customer is also licensing the following MBA Item Rating Modules:

Local
Data
Private Line
Internet

Customer is also licensing the following Usage Rating Modules:

Usage
Carrier Access Billing

Customer is also licensing the following Non-MBA Software: Seagull (GUI), at the license fees reflected in Exhibit B.

In addition to the above-listed software, BCS grants to Customer a non-exclusive, nontransferable and perpetual license to use: (i) any System Releases or PTFs for the above-listed software obtained by Customer from BCS pursuant to a product support or other agreement entered into by BCS and Customer; and (ii) any modifications made by BCS for Customer to the above-listed software. Customer shall be entitled to use such additional software items at no additional license fee.

Customer acknowledges that it will be necessary for Customer to enter into separate licensing arrangements at Customer's expense with Vertex and Bellcore to license related software necessary to process Customer's data using the MBA System.

                                    EXHIBIT B

                                THE LICENSE FEES

Customer shall pay to BCS an initial license fee of $1,749,166 which shall entitle Customer to use the licensed software components up to the maximum usage levels indicated below:

MBA LICENSED SOFTWARE COMPONENT  MAXIMUM USAGE LEVEL              LICENSE FEE

MBA Base System                  125,000 Accounts                 $250,000
Travel Card Processing           125,000 Accounts                 $12,500
Switch Interface                 125,000 Accounts                 $25,000
Local Item Rating Module         125,000 Billed Items Per         $375,000
                                   Month
Data Item Rating Module          50,000 Billed Items Per Month    $50,000
Private Line Item Rating Module  50,000 Billed Items Per Month    $35,000
Internet Item Rating Module      25,000 Billed Items Per Month    $35,000
Usage Rating Module              50,000,000 Billed Records        $933,333
                                 Per Month]
CABS Usage Rating Module         2,500,000 Billed Records Per     $33,333
                                 Month]
================================================================================
GRAND TOTAL OF MBA LICENSE FEE                                    $1,749,166

NON-MBA LICENSED SOFTWARE        MAXIMUM USAGE LEVEL              LICENSE FEE

Seagull GUII Software Copies     150 Seats                        $37,750
================================================================================
GRAND TOTAL OF NON-MBA LICENSE FEE                                $37,750


In the event that Customer's usage of any of the licensed software components exceeds the maximum usage levels indicated above for any three (3) consecutive calendar monthly periods, then Customer shall pay to BCS an additional license fee for the licensed software component(s) involved at the prices set forth below, and for the maximum usage levels set forth below:

A.    MBA BASE SYSTEM

      MAXIMUM USAGE LEVEL (TOTAL NUMBER OF ACCOUNTS)  LICENSE FEE

      250,000                                         $500,000
      350,000                                         $700,000
      500,000                                         $1,000,000
      650,000                                         $1,300,000
      800,000                                         $1,600,000
      1,000,000                                       $2,000,000

B.    MBA BASE OPTIONS

      1.    TRAVEL CARD PROCESSING

      5% of the applicable license fee set forth in subsection A above.

      2.    SWITCH INTERFACE

      10% of the applicable license fee set forth in subsection A above.

C.   MBA ITEM RATING MODULES

      1.    LOCAL

      BILLED ITEMS PER MONTH                          LICENSE FEE

      250,000                                         $750,000
      350,000                                         $1,050,000
      500,000                                         $1,500,000
      650,000                                         $1,950,000
      800,000                                         $2,400,000
      1,000,000                                       $3,000,000

      2.    DATA

      BILLED ITEMS PER MONTH                          LICENSE FEE

      125,000                                         $125,000
      250,000                                         $250,000
      350,000                                         $350,000
      500,000                                         $500,000
      650,000                                         $650,000
      800,000                                         $800,000
      1,000,000                                       $1,000,000

      3.    PRIVATE LINE

BILLED ITEMS PER MONTH                                LICENSE FEE

      125,000                                         $93,750
      250,000                                         $187,500
      350,000                                         $262,500
      500,000                                         $375,000
      650,000                                         $487,500
      800,000                                         $600,000
      1,000,000                                       $750,000

      4.    INTERNET

      BILLED ITEMS PER MONTH                          LICENSE FEE

      50,000                                          $50,000
      125,000                                         $125,000
      250,000                                         $250,000
      350,000                                         $350,000
      500,000                                         $500,000
      650,000                                         $650,000
      800,000                                         $800,000
      1,000,000                                       $1,000,000

D.   USAGE RATING MODULES

      1.    USAGE

      BILLED RECORDS PER MONTH                        LICENSE FEE

      75,000,000                                      $2,000,000

      2.    CABS

      BILLED RECORDS PER MONTH                        LICENSE FEE

      5,000,000                                       $66,667
      10,000,000                                      $133,333
      20,000,000                                      $266,667
      35,000,000                                      $466,667
      50,000,000                                      $666,667
      75,000,000                                      $1,000,000

E.   CALCULATION OF SEAGULL NON-MBA LICENSE FEES

     BCS will procure for Customer the Seagull GUI software at a rate of $225 per seat.

      INITIAL SEATS ORDERED                           LICENSE FEE
      150                                             $33,750

F.    CALCULATION OF ADDITIONAL LICENSE FEES.

      When Customer exceeds the appreciable maximum usage level for any of the software components for three (3) consecutive calendar months, Customer shall be required to pay the difference between its currently licensed maximum usage level and the new maximum usage level license fee. For example, if Customer's total number of accounts increases to 175,000, then Customer shall be required to pay an additional license fees calculated as follows:

MBA Base System Additional License Fee = $250,000 ($500,000 - $250,000) Travel Card Processing Additional License Fee = $12,500 ([$500,000 - $250,000] * .05)
Switch Interface Additional License Fee = $25,000 ([$500,000 - $250,000] * .
10)

Similarly, if Billed Internet Items Per Month increases from 25,000 to 130,000, then the additional license fee would be $220,000 ($250,000 - $35,000).

Payment by Customer of any additional license fees due to BCS shall be made within thirty (30) days after the end of the third consecutive calendar monthly period in which usage has exceeded the capacity for which the software has been licensed. Thereafter, further increases in usage of the licensed software components by Customer over any three (3) consecutive calendar monthly periods shall require Customer to pay further additional license fees as set forth in Exhibit B.

Customer shall in no event be entitled to receive any refunds or credits for license fees in the event that Customer's maximum usage levels decrease for any period of time.